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Exhibit No. 10(i) - Amendment dated May 16, 2001 to the MAF Bancorp, Inc. Stock
                  Option Gain Deferral Plan Trust Agreement.
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                                FIRST AMENDMENT
                                    OF THE
                                TRUST UNDER THE
                               MAF BANCORP, INC.
                        STOCK OPTION GAIN DEFERRAL PLAN


     THIS FIRST AMENDMENT of the Trust under the MAF Bancorp, Inc. Stock Option Gain Deferral Plan is made as of the 16th day of May, 2001, by and between MAF Bancorp, Inc. (the "Company") and LaSalle Bank, N.A. ("Trustee").

     WHEREAS, the Company has adopted a deferred compensation plan known as the MAF Bancorp, Inc. Stock Option Gain Deferral Plan ("Plan"); and

     WHEREAS, the Company has adopted a Trust Agreement under the Plan (hereinafter called "Trust"); and

     WHEREAS, the Company and Trustee desire to amend the Trust in response to Internal Revenue Service Notice 2000-56 relating to treatment of certain assets held in the Trust;

     NOW, THEREFORE, the parties do hereby amend the Trust as follows:

     1.   Section 1.5 is amended to read as follows:

          "1.5 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein, including, but not limited to, any assets, including Common Stock, contributed by the Company for the benefit of any Plan participant who is an employee of a subsidiary of the Company which may also be subject to claims of the creditors of such subsidiary."

     2.   A new Section 1.7 is added to read as follows:

          "1.7 Participating Subsidiaries. Notwithstanding anything in this Trust Agreement to the contrary, to the extent the Trust benefits Plan participants who are employees of any of the Company's subsidiaries, any assets, including

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     Common Stock, contributed by the Company for the benefit of such participants, as well as any assets contributed by any such subsidiary, shall be subject to the claims of the general creditors of such subsidiary. With respect to assets contributed by any subsidiary, the subsidiary shall be deemed to be the grantor hereunder and, with respect to such assets, references in this Trust Agreement to the Company shall be deemed to be references to such subsidiary. Further, with respect to assets contributed by the Company for the benefit of such participants, for purposes of
     Article III and claims of creditors, references in Article III to the Company shall also be deemed to be references to such subsidiaries."

     3.   Section 3.2(c) is amended to read:

          "(c) If, pursuant to paragraph (a) hereof, the Trustee receives notice from the Company of the Company's Insolvency or the Accounting Firm determines that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors, including any assets contributed by the Company for the benefit of Plan participants who are employees of a Company subsidiary, although such assets (including Common Stock) may also be subject to the claims of the creditors of such subsidiary. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise."

     4.   Sections 12.2 and 12.3 are amended to read as follows:

          "12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company, including any assets contributed to the Trust by the Company for the benefit of Plan participants who are employees of a Company subsidiary, although such assets (including Common Stock) may also be subject to the claims of creditors of a subsidiary.

          12.3 Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company, including any assets contributed to the Trust by the Company for the benefit of Plan participants who are employees of a Company subsidiary, although such assets (including Common Stock) may also be subject to the claims of creditors of a subsidiary."

     5.   The effective date of this First Amendment shall be May 16, 2001.

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     IN WITNESS WHEREOF, this First Amendment of Trust Agreement has been duly executed by the duly authorized officers of the parties hereto, effective as of the day and year first above written.


ATTEST/WITNESS:                              MAF BANCORP, INC.


/s/  Michael J. Janssen                      By:  /s/  Allen Koranda
----------------------------                    ---------------------------

Name: Michael J. Janssen                     Name: Allen Koranda
     -----------------------                      -------------------------

Title: Senior Vice President                 Title: Chief Executive Officer
      ----------------------                       ------------------------

                                             Date: 5/16/01
                                                  -------------------------


ATTEST/WITNESS:                              LASALLE BANK, N.A., TRUSTEE


/s/  Linda U. Porcher                        By:  /s/  William R. Kursar
----------------------------                    ---------------------------

Name: Linda U. Porcher                       Name: William R. Kursar
     -----------------------                      -------------------------

Title: Vice President                        Title: Senior Vice President
      ----------------------                       ------------------------

                                             Date: May 16, 2001
                                                  -------------------------

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